Exhibit 99.1

Aircastle Limited Announces Shareholder Approval of Merger Agreement with
Affiliates of Marubeni and Mizuho Leasing

STAMFORD, Conn., March 6, 2020 -- Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that its shareholders have voted to approve the previously announced Agreement and Plan of Merger, dated as of November 5, 2019 (the “Merger Agreement”), by and among Aircastle, MM Air Limited (“Parent”) and MM Air Merger Sub Limited (“Merger Sub”), at a special general meeting of shareholders held today. The Merger Agreement provides for the merger of Merger Sub with and into Aircastle (the “Merger”), with Aircastle surviving the Merger as a wholly owned direct subsidiary of Parent. Parent and Merger Sub are controlled by affiliates of Marubeni Corporation and Mizuho Leasing Company, Limited.

Approximately 99% of the votes cast at the special general meeting of shareholders voted in favor of the approval and adoption of the Merger Agreement. Under Aircastle’s Bye-laws, a majority of the votes cast by holders of outstanding common shares present in person or represented by proxy and entitled to vote at the special general meeting was required to approve and adopt the Merger Agreement.

“On behalf of the Aircastle Board of Directors, I would like to thank our shareholders for their support of this transaction,” said Peter V. Ueberroth, Chairman of the Aircastle Board of Directors. “We look forward to working with Marubeni and Mizuho Leasing to complete the merger,” added Michael J. Inglese, Chief Executive Officer of Aircastle.

Upon completion of the Merger, Aircastle’s shareholders will be entitled to receive $32.00 in cash for each common share of Aircastle (other than shares already owned by Marubeni Corporation and its affiliates). The parties to the Merger Agreement have received all regulatory approvals that are a condition to closing the Merger, other than regulatory approval in Morocco, and the parties expect to complete the Merger in the coming weeks, subject to the satisfaction of the remaining customary closing conditions set forth in the Merger Agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission by Aircastle on January 23, 2020.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2019, Aircastle owned and managed on behalf of its joint ventures 287 aircraft leased to 85 customers located in 49 countries.

Contacts:

Aircastle Advisor LLC	The IGB Group
Frank Constantinople, SVP Investor Relations	Leon Berman
Tel: +1-203-504-1063	Tel: +1-212-477-8438
fconstantinople@aircastle.com	lberman@igbir.com

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (ii) the business of Aircastle may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement; and (vii) other risk factors as detailed from time to time in Aircastle’s reports filed with the Securities and Exchange Commission (the “SEC”), including Aircastle’s 2019 Annual Report on Form 10-K, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this document. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.